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                                                                       Exhibit 5

                                                 (MAYER, BROWN, ROWE & MAW LOGO)

April 30, 2007

                                                    Mayer, Brown, Rowe & Maw LLP
                                                              71 S. Wacker Drive
                                                    Chicago, Illinois 60606-4637

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

Tenneco Inc.
500 North Field Drive
Lake Forest, Illinois 60045

Re:  Registration Statement on Form S-8
     2,600,000 Shares of Common Stock

Dear Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission on April 30, 2007, relating to 2,600,000 shares of common stock, par value $0.01 per share (the "Shares"), of Tenneco Inc. (the "Company") issuable pursuant to the Tenneco Inc. 2006 Long-Term Incentive Plan (the "Plan").

     In rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation of the Company (as amended), the Amended and Restated By-laws of the Company, the Plan and such corporate records, certificates of public officials and other documentation as we deem necessary or appropriate. We have assumed, without independent investigation, the genuineness of all signatures and the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies. As to certain matters of fact (both expressed and implied), we have relied on representations, statements or certificates of officers of the Company.

     Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We express no opinion and make no representation with respect to any other laws or the law of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the prospectus contained therein. In giving this consent, we do not

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    Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

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Mayer, Brown, Rowe & Maw LLP

Tenneco Inc.
April 30, 2007
Page 2


admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

     Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other document or agreement involved with the issuance of the Shares. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                        Very truly yours,


                                        /s/ MAYER, BROWN, ROWE & MAW LLP

                                        Mayer, Brown, Rowe & Maw LLP